EXHIBIT 99

FOR IMMEDIATE RELEASE

THE UNITED ILLUMINATING COMPANY AND NRG ENERGY AGREE TO DEVELOP A JOINT PROPOSAL TO BUILD NEW PEAKING GENERATION IN CONNECTICUT

PRINCETON, NJ and NEW HAVEN, CT; October 23, 2007—The United Illuminating Company, a wholly owned subsidiary of UIL Holdings Corporation (NYSE: UIL), plans to submit a proposal for new peaking power generation in Connecticut to be developed jointly with NRG Energy, Inc. (NYSE: NRG), the State’s second largest power generator. UI, a public utility, transmits and supplies electrical power to more than 320,000 Southern Connecticut customers. This partnership marks the first time an independent generator and a regulated public utility have joined together to build new power generation facilities for the benefit of all Connecticut consumers.

“This provides Connecticut with an unprecedented opportunity for the sharing of expertise,” said James P. Torgerson, CEO of The United Illuminating Company. “UI and NRG each have cultures focused on quality service, and we each have distinguished records that exemplify that spirit. UI is known for its innovative approach and NRG is recognized for its entrepreneurial vision. This truly is the best of both worlds in power generation and electricity delivery.”

“We are very excited to announce this partnership today, as it combines NRG’s experience in developing, building, and operating power plants with UI’s record of providing value to its customers,” said David Crane, President and CEO of NRG Energy, Inc. “This venture combines the advantages of competitive power generators with long-term price certainty and delivery reliability for Connecticut consumers.”

This agreement between UI and NRG comes out of Connecticut’s need for more “peaking” power generation, or power that is required during times of highest demand, such as periods of extreme weather conditions or unexpected transmission or generation outages. This partnership will provide a long-term solution to meet these peaking needs and is being developed in accordance with the State’s 2007 Act Concerning Electricity and Energy Efficiency (Public Act 07-242, Section 50).

Currently, the Connecticut Department of Public Utility Control (DPUC) is establishing guidelines for reviewing proposals for new peaking generation projects in Connecticut. Hearings on these guidelines are expected to begin on October 26. Once the guidelines are finalized, UI plans to submit a proposal to the DPUC for new peaking generation in Connecticut, to be developed jointly with NRG on sites throughout Connecticut. Pursuant to the legislation, proposals are due by February 1, 2008 with a final decision anticipated by June 2008.

UI/NRG

About UI
The United Illuminating Company (UI) is a New Haven-based regional distribution utility established in 1899. UI is engaged in the purchase, transmission, distribution and sale of electricity and related services to more than 320,000 residential, commercial and industrial customers in the Greater New Haven and Bridgeport areas. UI’s World Wide Web address is http://www.uinet.com/. UI’s parent company, UIL Holdings Corporation, is traded on the New York Stock Exchange under the symbol UIL.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings' expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings' subsidiary, The United Illuminating Company. The foregoing and other factors are discussed and should be reviewed in UIL Holdings' most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

About NRG
A Fortune 500 company, NRG Energy, Inc. owns and operates a diverse portfolio of power- generating facilities including plants in Cos Cob, Middletown, Milford, Norwalk and Uncasville, CT. NRG is a member of USCAP, a diverse group of business and environmental organizations calling for mandatory legislation to achieve significant reductions of greenhouse gas emissions. NRG is also a founding member of “3C—Combat Climate Change,” a global initiative with 42 business leaders calling on the global business community to take a leadership role in designing the road map to a low carbon society. More information on NRG is available at www.nrgenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG’s expectations with respect to new peaking generation in Connecticut and typically can be identified by the use of words such as “will,” “expect,” “plan,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, construction delays and permitting and regulatory obstacles. NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

UI/NRG

Media contacts:
NRG	The United Illuminating Company
Meredith Moore 609.524.4522	Steve Bravar 203.499.3927
Lori Neuman 609.524.4525	Anita Steeves 203.499.2901
Al Carbone 203.499.2247